Exhibit 15(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-100030, 333-13938, 333-8420, 333-5174) of Dassault Systèmes SA of our report dated May 30, 2006 relating to the consolidated financial statements as of and for the year ended December 31, 2005, which appears in this Form 20-F.

PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

June 28, 2006